                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Weatherford International, Inc.:

     We have audited the accompanying consolidated balance sheet of Enterra Compression Company (a Delaware corporation and indirect wholly-owned subsidiary of Weatherford International, Inc.) and subsidiaries as of December 31, 1999, and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Enterra Compression Company and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Houston, Texas
November 17, 2000

                          ENTERRA COMPRESSION COMPANY

                          CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS EXCEPT SHARE DATA AND PAR VALUE)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           2000
                                                              ------------   -------------
                                                                              (UNAUDITED)
                                          ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents.................................    $ 29,189       $  8,559
  Accounts Receivable, Net of Allowance for Uncollectible
     Accounts of $979 at December 31, 1999 and $1,169 at
     September 30, 2000 (unaudited).........................      31,276         56,068
  Inventories...............................................      78,803        100,207
  Current Deferred Tax Asset................................       2,414          2,414
  Other Current Assets......................................       9,669          9,385
                                                                --------       --------
                                                                 151,351        176,633
                                                                --------       --------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land......................................................       3,323          2,351
  Buildings and Leasehold Improvements......................      14,927         17,167
  Rental and Service Equipment..............................     275,107        279,083
  Machinery and Other Equipment.............................      43,651         51,051
                                                                --------       --------
                                                                 337,008        349,652
          Less: Accumulated Depreciation....................     (57,537)       (71,467)
                                                                --------       --------
                                                                 279,471        278,185
                                                                --------       --------
GOODWILL, NET...............................................     224,941        238,280
OTHER ASSETS................................................      10,267         11,048
                                                                --------       --------
                                                                $666,030       $704,146
                                                                ========       ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-Term Borrowings and Current Portion of Long-Term
     Debt...................................................    $    982       $ 14,170
  Accounts Payable..........................................      18,837         26,445
  Accrued Liabilities.......................................      20,718         20,291
                                                                --------       --------
                                                                  40,537         60,906
                                                                --------       --------
LONG-TERM DEBT..............................................       2,157          1,945
UNEARNED INCOME.............................................      77,350         92,888
DEFERRED INCOME TAXES AND OTHER.............................      32,218         33,676
MINORITY INTEREST LIABILITY.................................     197,111        198,508
LONG-TERM PAYABLE DUE TO WEATHERFORD........................      99,033        100,751
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common Stock, $1 Par Value, 2,000 Shares Authorized,
     Issued and Outstanding.................................           2              2
  Capital in Excess of Par Value............................     198,221        198,221
  Retained Earnings.........................................      19,777         17,812
  Accumulated Other Comprehensive Loss......................        (376)          (563)
                                                                --------       --------
                                                                 217,624        215,472
                                                                --------       --------
                                                                $666,030       $704,146
                                                                ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          ENTERRA COMPRESSION COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                                            YEAR ENDED        -------------------
                                                         DECEMBER 31, 1999      2000       1999
                                                        -------------------   --------   --------
                                                                                  (UNAUDITED)
REVENUES:
  Products............................................       $ 73,183         $ 55,920   $ 53,349
  Services and Rentals................................        152,734          137,370    113,115
                                                             --------         --------   --------
                                                              225,917          193,290    166,464
                                                             --------         --------   --------
COSTS AND EXPENSES:
  Cost of Products....................................         70,439           52,059     54,856
  Cost of Services and Rentals........................         97,963          104,459     68,110
  Selling, General and Administrative.................         35,941           32,802     26,704
                                                             --------         --------   --------
                                                              204,343          189,320    149,670
                                                             --------         --------   --------
OPERATING INCOME......................................         21,574            3,970     16,794
                                                             --------         --------   --------
OTHER INCOME (EXPENSE):
  Interest Income.....................................            882              820        560
  Interest Expense....................................           (304)            (393)      (202)
  Interest Expense from Weatherford...................         (6,757)          (5,512)    (5,067)
  Other, Net..........................................          1,306             (634)        (5)
                                                             --------         --------   --------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY
  INTEREST............................................         16,701           (1,749)    12,080
INCOME TAX (PROVISION) BENEFIT........................         (7,539)             632     (5,453)
                                                             --------         --------   --------
INCOME (LOSS) BEFORE MINORITY INTEREST................          9,162           (1,117)     6,627
MINORITY INTEREST EXPENSE, NET OF TAX.................         (4,623)            (848)    (3,557)
                                                             --------         --------   --------
NET INCOME (LOSS).....................................       $  4,539         $ (1,965)  $  3,070
                                                             ========         ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          ENTERRA COMPRESSION COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          (IN THOUSANDS EXCEPT SHARES)

                                         COMMON STOCK      CAPITAL IN               ACCUMULATED        TOTAL
                                      ------------------   EXCESS OF    RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                      SHARES   PAR VALUE   PAR VALUE    EARNINGS   INCOME (LOSS)      EQUITY
                                      ------   ---------   ----------   --------   -------------   -------------
Balance at January 1, 1999..........  2,000       $2        $173,609    $15,238       $(1,767)       $187,082
Comprehensive Income................     --       --              --      3,070         1,188           4,258
Contribution from Weatherford.......     --       --          24,612         --            --          24,612
                                      -----       --        --------    -------       -------        --------
Balance at September 30, 1999
  (Unaudited).......................  2,000        2         198,221     18,308          (579)        215,952
Comprehensive Income (Loss).........     --       --              --      1,469           203           1,672
                                      -----       --        --------    -------       -------        --------
Balance at December 31, 1999........  2,000        2         198,221     19,777          (376)        217,624
Comprehensive Loss (Unaudited)......     --       --              --     (1,965)         (187)         (2,152)
                                      -----       --        --------    -------       -------        --------
Balance at September 30, 2000
  (Unaudited).......................  2,000       $2        $198,221    $17,812       $  (563)       $215,472
                                      =====       ==        ========    =======       =======        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          ENTERRA COMPRESSION COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                             NINE MONTHS ENDED
                                                             YEAR ENDED        SEPTEMBER 30,
                                                            DECEMBER 31,    -------------------
                                                                1999          2000       1999
                                                            -------------   --------   --------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss).......................................    $  4,539      $ (1,965)  $  3,070
  Adjustments to Reconcile Net Income (Loss) to Net Cash
     Provided by Operating Activities:
     Depreciation and Amortization........................      33,125        28,907     25,193
     Deferred Income Tax Provision........................       6,819            29      1,164
     Minority Interest Expense, Net of Tax................       4,623           848      3,557
     Gain on Sale of Property, Plant and Equipment........      (4,474)         (543)    (1,900)
     Provision for Uncollectible Accounts Receivable......         772           290        316
     Change in Assets and Liabilities:
       Accounts Receivable................................         186       (15,599)   (14,821)
       Inventories........................................     (18,241)       (8,246)   (20,131)
       Other Current Assets...............................      (4,342)        1,427    (17,088)
       Accounts Payable...................................        (561)        4,094       (757)
       Other Current Liabilities..........................        (769)       (8,941)    13,389
       Other..............................................     (15,098)          929    (13,889)
                                                              --------      --------   --------
          Net Cash Provided by (Used in) Operating
            Activities....................................       6,579         1,230    (21,897)
                                                              --------      --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of Businesses, Net of Cash Acquired........       1,354       (33,403)     1,354
  Capital Expenditures for Property, Plant and
     Equipment............................................     (94,755)      (61,361)   (79,732)
  Proceeds from Sales of Property, Plant and Equipment....       8,898         3,831      7,212
  Proceeds from Sale and Leaseback of Equipment...........     139,815        55,068    139,815
  Proceeds from Sale of Business..........................      14,620            --     14,620
                                                              --------      --------   --------
          Net Cash Provided by (Used in) Investing
            Activities....................................      69,932       (35,865)    83,269
                                                              --------      --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings (Repayments) on Debt, Net....................        (910)       11,738       (681)
  Borrowings from Weatherford, Net........................      18,908         2,267      8,899
  Repayments to GE Capital................................     (65,350)           --    (65,350)
                                                              --------      --------   --------
          Net Cash Provided by (Used in) Financing
            Activities....................................     (47,352)       14,005    (57,132)
                                                              --------      --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......      29,159       (20,630)     4,240
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..........          30        29,189         30
                                                              --------      --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD................    $ 29,189      $  8,559   $  4,270
                                                              ========      ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest Paid...........................................    $    303      $    391   $    202
  Taxes Paid (Refunded)...................................    $   (307)     $  1,559   $    332

  The accompanying notes are an integral part of these consolidated financial statements.

                          ENTERRA COMPRESSION COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  General

     Enterra Compression Company is an indirect wholly-owned subsidiary of Weatherford International, Inc. ("Weatherford") and is incorporated in the state of Delaware. These financial statements of Enterra Compression Company include the accounts of Enterra Compression Company and all its majority-owned subsidiaries (the "Company"). Weatherford contributed its predecessor compression businesses to the Company and in February 1999 formed a joint venture with GE Capital Corporation ("GE").

  Joint Venture

     The Company primarily is held and operates in a joint venture with GE where the Company owns 64% and GE owns 36% (See Note 4). The joint venture, which combined Weatherford's Compression Services division and GE's Global Compression Services operations, is the world's second largest provider of natural gas contract compression services and owns and manages over 4,000 compressor units worldwide having more that one million horsepower.

     During the formation of the joint venture Weatherford contributed all of its compression businesses, including those investments held in the legal entities of Weatherford Canada Ltd., Weatherford Venezuela S.A., Weatherford Australia Pty Ltd., Weatherford de Peru S.R.L., Weatherford Industria e Comercio Ltda. and Weatherford Enterra S.A., to the joint venture. The compression businesses of these entities became indirect wholly-owned subsidiaries of the Company, with the exception of the Canadian operations. The Canadian operations are a majority-owned subsidiary of the Company. In connection with the formation of the joint venture, Weatherford contributed non-cash capital through the forgiveness of certain long-term payables due to Weatherford.

  Nature of Operations

     The Company is engaged in the business of renting, selling and servicing natural gas compressor packages used in the oil and gas industry. Factors influencing compressor rental operations include the number and age of gas producing wells, the ownership of these properties and natural gas prices. The Company is headquartered in Houston, Texas. The Company also has service and rental operations in Canada, and rental contract management and service operations in Argentina, Venezuela, Brazil, Peru, Thailand, Singapore and Australia.

2. BASIS OF PRESENTATION

     The consolidated financial statements as of December 31, 1999 and for the year then ended are audited. The consolidated financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 are unaudited. The interim consolidated financial statements reflect all adjustments which the Company considers necessary for the fair presentation of such financial statements. Although the Company believes that the disclosures in these interim consolidated financial statements are adequate to make the interim information presented not misleading, certain information relating to the Company's organization and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to rules and regulations of interim reporting.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include all accounts of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

                          ENTERRA COMPRESSION COMPANY

  Use of Estimates

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Cash Flow Information

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     During the year ended December 31, 1999 and nine months ended September 30, 2000, the Company had noncash investing activities of $1.5 million and $1.2 million (unaudited), respectively, relating to the assumption of certain capital leases. There were no noncash capital lease investing activities during the nine months ended September 30, 1999.

     The following summarizes investing activities relating to acquisitions integrated into the Company's operations:

                                                        YEAR        NINE MONTHS ENDED
                                                       ENDED          SEPTEMBER 30,
                                                    DECEMBER 31,   --------------------
                                                        1999         2000       1999
                                                    ------------   --------   ---------
                                                                       (UNAUDITED)
Fair value of assets, net of cash acquired........   $ 224,662     $ 30,992   $ 224,662
Goodwill..........................................      52,197       20,364      52,197
Total liabilities.................................    (278,213)     (17,953)   (278,213)
                                                     ---------     --------   ---------
          Cash consideration, net of cash
            acquired..............................   $  (1,354)    $ 33,403   $  (1,354)
                                                     =========     ========   =========

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined using the moving average cost method for parts inventories or by using standards which approximate moving average cost.

     Inventories by category are summarized as follows (in thousands):

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           2000
                                                              ------------   -------------
                                                                              (UNAUDITED)
Raw materials...............................................    $51,493        $ 57,747
Work in process.............................................     15,897          22,241
Finished goods..............................................     11,413          20,219
                                                                -------        --------
                                                                $78,803        $100,207
                                                                =======        ========

     Work in process includes the costs of materials, labor and overhead.

  Property, Plant and Equipment

     Property, plant and equipment is carried at cost. Maintenance and repairs are expensed as incurred. The costs of refurbishment (i.e. renewals, replacements and betterments) are capitalized. Depreciation on

                          ENTERRA COMPRESSION COMPANY
fixed assets is computed using the straight-line method over the estimated useful lives for the respective categories. The useful lives of the major classes of property, plant and equipment are as follows:

                                                          USEFUL LIVES
                                                          ------------
Buildings and leasehold improvements...................   10-40 years
Rental and service equipment...........................    5-15 years
Machinery and other equipment..........................     3-7 years

     Depreciation expense for the year ended December 31, 1999 and the nine months ended September 30, 2000 and 1999 was $27.0 million, $23.2 million and $20.8 million, respectively.

     When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statements of operations with the exception of gains related to the sale and leaseback arrangements (See Note 10).

  Goodwill

     The Company's goodwill represents the excess of the aggregate price paid by the Company in acquisitions accounted for as purchases over the fair market value of the net assets acquired. Goodwill is being amortized on a straight-line basis over the lesser of the estimated useful life or 40 years. The Company periodically evaluates goodwill, net of accumulated amortization, for impairment based on the undiscounted cash flows associated with the asset compared to the carrying amounts of that asset. Management believes that there have been no events or circumstances which warrant revision to the remaining useful life or which affect the recoverability of goodwill. Amortization expense for goodwill for the year ended December 31, 1999, nine months ended September 30, 2000 and nine months ended September 30, 1999 was $6.2 million, $5.5 million (unaudited) and $4.4 million (unaudited), respectively. Accumulated amortization related to goodwill was $26.1 million and $31.6 million (unaudited) as of December 31, 1999 and September 30, 2000, respectively.

  Equipment Held for Lease

     The Company leases certain equipment to customers under agreements that contain an option to purchase the equipment at any time. The option amount is computed based on the original purchase price, less payments received, plus interest and insurance covering the period from the inception of the lease to the date the option is exercised. The lease payments are generally computed to payout the original purchase price plus interest over approximately 36 months. Leases with noncancelable lease terms greater than 18 months are considered sales-type leases, because by the end of the original lease term, the option price is expected to be lower than the equipment's fair market value.

  Equipment Under Operating Leases

     Equipment leased under agreements with noncancelable lease terms of less than 18 months and those which do not include a purchase option are accounted for as operating leases and included in property, plant and equipment. This equipment had a net book value of $221.8 million at December 31, 1999 and $204.2 million (unaudited) at September 30, 2000. Rental fleet depreciation expense totaled approximately $23.0 million, $21.1 million (unaudited) and $17.1 million (unaudited) for the twelve months ended December 31, 1999, nine months ended September 30, 2000 and nine months ended September 30, 1999, respectively.

                          ENTERRA COMPRESSION COMPANY

  Accounting for Income Taxes

     Under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  Foreign Currency Translation

     The functional currency for most of the Company's international operations is the applicable local currency. Results of operations for foreign subsidiaries for which the functional currencies are the applicable foreign currencies are translated using average exchange rates during the period. Assets and liabilities of these foreign subsidiaries are translated using the exchange rates in effect at the balance sheet date, and the resulting translation adjustments are included as accumulated other comprehensive income (loss), a separate component of stockholders' equity. Currency transaction gains and losses are reflected in income for the period.

  Concentration of Credit Risk

     The Company sells, leases and rents gas compressors to customers in the oil and gas industry. The Company generally does not require collateral. However, cash prepayments and security deposits are required for accounts with indicated credit risks. The Company maintains reserves for potential losses, and credit losses have historically been within management's expectations.

  Revenue Recognition

     Revenues are recognized as rental equipment is provided, as services are performed, or as parts or equipment deliveries are made. Most rental contracts have an initial contract term of six to twelve months and then continue on a month-to-month basis. The Company provides a limited warranty on certain equipment and services. The warranty period varies depending on the equipment sold or service performed. A liability for performance under warranty obligations is accrued based upon the nature of the warranty and historical experience. The warranty expense for the year ended December 31, 1999, nine months ended September 30, 2000 and nine months ended September 30, 1999 was $1.3 million, $0.5 million and $0.7 million, respectively.

     The Company provides management services under various gas compressor system fleet rental agency agreements with four limited partnerships and four Subchapter S corporations. During the year ended December 31, 1999, nine months ended September 30, 2000 and nine months ended September 30, 1999, management fee income of $0.7 million, $0.4 million (unaudited) and $0.5 million (unaudited), respectively, was recognized under the agency agreements.

  Minority Interest

     The Company records minority interest expense which reflects the portion of earnings of majority-owned operations which are applicable to the minority interest partner.

  New Reporting Requirements

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements, to provide guidance on the recognition, presentation and disclosure of revenue in financial statements. In March 2000, the SEC issued SAB 101A, which delayed the implementation date of SAB 101 until the second quarter after December 15, 1999 for companies with fiscal years beginning between December 16, 1999 and March 15,

                          ENTERRA COMPRESSION COMPANY

2000. The SEC staff issuance of SAB 101B on June 26, 2000 further extends the compliance requirement until the fourth quarter of fiscal years beginning after December 15, 1999, with an effective date of January 1, 2000. The Company has reviewed its revenue recognition policies and believes that they are in compliance with GAAP and the related interpretive guidance set forth in SAB 101 with the exception of its classification in the Consolidated Statements of Operations of certain pass-through costs. The anticipated restatements caused by the application of this bulletin are not expected to have a material impact on its financial position or results of operations.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS No. 133, amending the effective date of SFAS No. 133 to years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, amending accounting and reporting standards of SFAS No. 133 for certain derivative instruments and certain hedging activities. The Company is evaluating the impact of SFAS No. 133 and SFAS No. 138 on its consolidated financial statements and does not anticipate that application of these statements will have a material impact on its financial position or results of operations.

4. ACQUISITIONS AND SALE OF BUSINESS

     On July 17, 2000, the Company acquired the Canadian compression parts and services division of Cooper Cameron Limited ("Cooper") for approximately $10.8 million cash (unaudited). The acquisition expands the Company's range of capabilities to provide field gas production solutions to the Canadian marketplace. Cooper's aftermarket services is dedicated to providing customers with maximum equipment availability at the lowest possible operating cost, along with being a single source for genuine replacement parts.

     The Company acquired Singapore-based Gas Services International Limited ("GSI") on January 12, 2000 for a total of approximately $20.2 million cash (unaudited). The acquisition is intended to expand this division's platform of full service capabilities in the Asia-Pacific and Middle Eastern markets. GSI's main business units include compressor package rental, maintenance and service, and floating production storage and offloading platforms. In addition to Singapore, GSI has service locations in Indonesia and the United Arab Emirates.

     On February 2, 1999, the Company completed a joint venture with GE in which the Company's operations were combined with GE's Global Compression Services operations. The joint venture is known as Weatherford Global Compression Services. The Company owns 64% of the joint venture and GE owns 36%. The Company has the right to acquire GE's interest at anytime at a price equal to a third party market-determined value that is not less than book value. GE also has the right to require the Company to purchase its interest at anytime after February 2001 at a market-determined third party valuation as well as request a public offering of its interest after that date, if the Company has not purchased its interest by that time.

     The Company also effected various other smaller acquisitions during the nine months ended September 30, 2000 for total consideration of approximately $7.4 million (unaudited). There were no acquisitions, other than the formation of the joint venture with GE, during the twelve months ended December 31, 1999 and the nine months ended September 30, 1999.

     The acquisitions discussed above were accounted for using the purchase method of accounting. Results of operations for acquisitions accounted for as purchases are included in the accompanying

                          ENTERRA COMPRESSION COMPANY
consolidated financial statements since the date of acquisition. The purchase price was allocated to the net assets acquired based upon their estimated fair market values at the date of acquisition. The balances included in the Consolidated Balance Sheets related to the current year acquisitions are based upon preliminary information and are subject to change when final asset and liability valuations are obtained. Material changes in the preliminary allocations are not anticipated by management.

     The following presents the consolidated financial information for the Company on a pro forma basis assuming the joint venture with GE had occurred on January 1, 1999. All 2000 acquisitions are not material individually nor in the aggregate, therefore, pro forma information is not presented. The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of January 1, 1998, or that may be achieved in the future.

                                          YEAR ENDED       NINE MONTHS ENDED       YEAR ENDED
                                       DECEMBER 31, 1999   SEPTEMBER 30, 1999   DECEMBER 31, 1998
                                       -----------------   ------------------   -----------------
                                                              (UNAUDITED)
Revenues.............................      $232,014             $172,561            $254,824
Net income (loss)....................         3,357                1,888              (4,528)

     The compressors marketed by the Company were historically manufactured by the Company at its facility located in Corpus Christi, Texas or purchased from third parties. In the fourth quarter of 1999, the Company sold its manufacturing facility in Corpus Christi to GE Power Systems for a total of $14.6 million and recorded a gain of $0.8 million. Under terms of the sale, the Company has agreed to make purchases from that facility for approximately $38.0 million for products over a five-year period and $3.0 million for parts over a three-year period.

5. ACCRUED LIABILITIES

     Accrued liabilities are summarized as follows (in thousands):

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           2000
                                                              ------------   -------------
                                                                              (UNAUDITED)
Other taxes.................................................    $   944         $ 1,762
Customer deposits...........................................      2,215           1,427
Wages and benefits..........................................      5,559           7,179
Lease obligations...........................................      2,843           3,476
Accrued warranty............................................      2,388             328
Other.......................................................      6,769           6,119
                                                                -------         -------
                                                                $20,718         $20,291
                                                                =======         =======

6. SHORT-TERM DEBT (UNAUDITED)

     In July 2000, the Company put into place a $25.0 million uncommitted line of credit. Interest rates are at LIBOR plus 1.75% or the "Quoted Rate," defined as any rate of interest mutually agreed upon by the two parties. As of September 30, 2000, $12.0 million was available under this line of credit.

                          ENTERRA COMPRESSION COMPANY

7. LONG-TERM DEBT

     The Company had long-term debt obligations at December 31, 1999 as follows (in thousands):

Capital lease obligations under various agreements..........  $1,454
Bonds.......................................................   1,685
                                                              ------
                                                               3,139
Less: amounts due in one year...............................    (982)
                                                              ------
Long-term debt..............................................  $2,157
                                                              ======

     The Industrial Development Corporation of Port of Corpus Christi Variable/Fixed Rate Demand Industrial Development Revenue Refunding Bonds, Series 2002 (Lantana Corporation Project) (the "Bonds") require annual payment of principal and interest with the final payment due on July, 2002. The Bonds are secured by letters of credit outstanding of $1.7 million as of December 31, 1999. Interest is variable and determined to be the lowest rate which will permit the Bonds to be sold at par. The rate at December 31, 1999 was 3.5%. Accordingly, the estimated fair value of the Bonds approximates book value.

     Maturities of the Company's long-term debt at December 31, 1999 are as follows (in thousands):

2000........................................................  $  982
2001........................................................     885
2002........................................................     920
2003........................................................     310
2004........................................................      42
                                                              ------
                                                              $3,139
                                                              ======

8. STOCKHOLDERS' EQUITY

  Common Stock

     The Company has authorized and issued 2,000 shares of common stock, $1.00 par value as of December 31, 1999 and September 30, 2000 to WEUS Holding Inc., which is a wholly-owned subsidiary of Weatherford.

9. INCOME TAXES

     The domestic and foreign components of Income before Taxes and Minority Interest consisted of the following for the year ended December 31, 1999 (in thousands):

Domestic..................................................   $ 5,858
Foreign...................................................    10,843
                                                             -------
                                                             $16,701
                                                             =======

                          ENTERRA COMPRESSION COMPANY

     The Company's provision (benefit) for income taxes for the year ended December 31, 1999, consisted of the following (in thousands):

Current
  U.S. Federal and State..................................   $(2,728)
  Foreign.................................................     3,448
                                                             -------
                                                             $   720
                                                             =======
Deferred
  U.S. Federal and State..................................   $ 6,057
  Foreign.................................................       762
                                                             -------
                                                               6,819
                                                             -------
                                                             $ 7,539
                                                             =======

     The difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to income before income taxes for the year ended December 31, 1999 is analyzed below (in thousands).

Tax provision at statutory rate............................   $5,845
Increase in taxes resulting from:
  Nondeductible goodwill...................................    1,174
  Foreign tax rates greater than statutory rate............      415
  Other....................................................      105
                                                              ------
                                                              $7,539
                                                              ======

     Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect in each of the jurisdictions in which the Company has operations.

     Deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related asset or liability for financial reporting. The components of the net deferred tax asset (liability) were as follows (in thousands):

                                                          DECEMBER 31,
                                                              1999
                                                          ------------
Net Current Deferred Tax Asset:
  Receivables...........................................    $    640
  Inventory.............................................       1,248
  Other accrued expenses................................         526
                                                            --------
                                                               2,414
                                                            --------
Net Noncurrent Deferred Tax Liability:
  Property, plant and equipment.........................     (29,172)
  Goodwill..............................................      (3,046)
                                                            --------
                                                             (32,218)
                                                            --------
Net Deferred Tax Liability..............................    $(29,804)
                                                            ========

                          ENTERRA COMPRESSION COMPANY

10. COMMITMENTS AND CONTINGENCIES

  Sales-Type Lease Receivables

     The Company provides a capital lease financing option to its customers. Future minimum lease payments receivable resulting from the sale of compression packages under sales-type leases are due as follows (in thousands):

                                              DECEMBER 31,   SEPTEMBER 30,
                                                  1999           2000
                                              ------------   -------------
                                                              (UNAUDITED)
2000........................................     $  839         $  164
2001........................................        756            658
2002........................................        811            703
2003........................................        309            479
                                                 ------         ------
                                                 $2,715         $2,004
                                                 ======         ======

  Sale and Leaseback of Equipment

     The Company has entered into various sale and leaseback arrangements where it has sold $294.9 million (unaudited) of compression units through September 30, 2000 and has a right to sell up to another $55.1 million of compression units. Under these arrangements, legal title to the compression units are sold to third-parties and leased back to the Company under a five-year operating lease with a market-based purchase option.

     During the twelve months ended December 31, 1999, the Company sold compressors having an appraised value of $120.2 million and received cash of $139.8 million, of which $19.6 million related to 1998 sales. The sale and leaseback agreements resulted in a pretax deferred gain of approximately $34.6 million, classified as Unearned Income on the accompanying Consolidated Balance Sheets, which may be deferred until the end of the lease. During the nine months ended September 30, 2000, the Company sold additional compressors having an appraised value equal to the cash received of $55.1 million (unaudited). The sales resulted in an additional pretax deferred gain of approximately $15.5 million. As of December 31, 1998 the Company had sold compressors under this arrangement having an appraised value of $119.6 million, and received cash of $100.0 million and a receivable of $19.6 million. The net book value of the equipment sold was approximately $77.4 million, resulting in a pre-tax gain of $42.8 million. Weatherford has provided for a residual value guarantee at the end of the term of the lease for the assets sold prior to the formation of the joint venture.

     Of the proceeds received by the Company from the sale and leaseback of the compressor units $65.4 million was distributed to GE as part of the joint venture. The remaining proceeds from these sale and leaseback agreements were utilized by the Company for internal corporate purposes and growth. Weatherford has guaranteed certain of the obligations of the Company with respect to the sale of $200.0 million of the compression units, completed by Weatherford prior to the formation of the Company. Weatherford has guaranteed a minimum residual value of the leased equipment at the end of the lease. The Company has similarly agreed to guarantee a portion of the residual value of all of the leased equipment under these leases. The remaining sales by the Company were done on a non-recourse basis to Weatherford and the recourse is limited solely to the assets of the Company.

                          ENTERRA COMPRESSION COMPANY

     The lease agreement calls for quarterly rental payments. The following table provides future minimum lease payments (in thousands) under the aforementioned lease exclusive of any guarantee payments:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           2000
                                                              ------------   -------------
                                                                              (UNAUDITED)
2000........................................................    $16,856         $ 6,018
2001........................................................     16,856          24,072
2002........................................................     16,856          24,072
2003........................................................     16,156          23,273
2004........................................................      4,193           9,596
2005........................................................         --           1,493
                                                                -------         -------
                                                                $70,917         $88,524
                                                                =======         =======

  Operating Leases Payable

     The Company leases certain buildings and service equipment under noncancelable operating leases. Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year are as follows (in thousands):

                                                        DECEMBER 31,        SEPTEMBER 30,
                                                            1999                 2000
                                                      -----------------   ------------------
                                                                             (UNAUDITED)
2000................................................       $1,719              $   619
2001................................................        1,632                3,420
2002................................................        1,227                2,134
2003................................................        1,082                1,836
2004................................................          710                1,341
Thereafter..........................................        3,182                4,576
                                                           ------              -------
                                                           $9,552              $13,926
                                                           ======              =======

     Total rent expense incurred under operating leases was approximately $2.3 million, $3.2 million (unaudited) and $1.8 million (unaudited) for the year ended December 31, 1999, and the nine months ended September 30, 2000 and September 30, 1999, respectively.

  Claims and Litigation

     The Company is defending various claims and litigation arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from these matters will not have a material adverse effect on the Company's results of operations, financial position or liquidity.

11. RELATED PARTY TRANSACTIONS

  Overhead Allocation

     Weatherford provides certain administrative services for the Company, primarily including 1) management information systems services, 2) payroll services and 3) certain regional accounting services. The Company expensed approximately $0.6 million, $1.0 million (unaudited) and $0.5 million (unaudited) in overhead charges related to these services for the year ended December 31, 1999, nine months ended September 30, 2000 and September 30, 1999, respectively. Transactions with Weatherford are based on time devoted to and direct costs associated with services provided to the Company.

                          ENTERRA COMPRESSION COMPANY

  Insurance

     The Company participates with Weatherford for the partial self-insurance of its general, product, property, and workers' compensation liabilities. The Company expensed approximately $1.8 million, $1.3 million (unaudited) and $1.2 million (unaudited) related to such self-insurance during the year ended December 31, 1999, and the nine months ended September 30, 2000 and September 30, 1999, respectively.

  Benefit Plans

     The Company participates in Weatherford's 401(k) plan. The Company expensed $0.5 million, $0.4 million (unaudited) and $0.4 million (unaudited) related to the 401(k) plan in the year ended December 31, 1999, and the nine months ended September 30, 2000 and September 30, 1999, respectively.

  Long-term Payable Due to Weatherford

     Weatherford regularly transacts with and provides funding of certain activities of the Company. In accordance with a shared service agreement, certain current expenses are paid by the Company to Weatherford. Payment of the remaining liability occurs only when surplus cash is available. Amounts due to Weatherford are payable on demand and accrue interest, based on average balances, at a rate of 8.0% as of December 31, 1999 and 9.0% as of September 30, 2000.

12. SEGMENT INFORMATION

  Foreign Operations

     Financial information by geographic segment for the year ended December 31, 1999 is summarized below. Revenues are attributable to countries based on the location of the entity selling the products or performing the services. Long-lived assets are long-term assets.

                                       UNITED               LATIN     ASIA-
                                       STATES    CANADA    AMERICA   PACIFIC    TOTAL
                                      --------   -------   -------   -------   --------
Revenues from unaffiliated
  customers.........................  $169,554   $41,001   $14,539   $  823    $225,917
Long-lived assets...................   423,759    28,643    60,209    2,068     514,679

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following sets forth unaudited quarterly financial data for 1999.

                                1ST         2ND         3RD         4TH
                              QUARTER     QUARTER     QUARTER     QUARTER      TOTAL
                              -------     -------     -------     -------     --------
Revenues....................  $42,583     $55,950     $67,931     $59,453     $225,917
Gross profit................   12,750      13,294      17,454      14,017       57,515
Net income..................      832         813       1,425       1,469        4,539

14. SUBSEQUENT EVENT (UNAUDITED)

     On October 24, 2000, Weatherford announced the proposed acquisition of
13.75 million shares of common stock (a 48% interest) of Universal Compression Holdings, Inc. ("Universal") in exchange for the contribution of substantially all of the assets of the Company into a subsidiary of Universal. Weatherford will retain approximately $40 million of the assets of the Company, including Singapore-based GSI and the Company's Asia Pacific compressor rental operations, other than those in Thailand and Australia. Weatherford will, however, continue to operate compressor rentals in those regions either alone

                          ENTERRA COMPRESSION COMPANY
or in conjunction with Universal. Weatherford will value the transaction based on the stock price of Universal as of the closing date of the transaction. Closing of the transaction is conditioned upon the average closing price of Universal's common stock during the 20 consecutive trading days prior to the transaction being not less than $25 per share.

     In connection with this investment Weatherford has entered into an agreement to purchase GE Capital's 36% interest in the joint venture in which its Compression Division is operated for $206.5 million, subject to the concurrent closing of our investment in Universal. The transactions are subject to various conditions, including governmental approvals, approval of Universal's stockholders, and the refinancing of its joint venture's and Universal's debt and compressor sale leaseback arrangements. Although there can be no assurance the merger and purchase will close, Weatherford anticipates that the transactions will be consummated by the end of the year, or early in the first quarter of 2001.